EXHIBIT 99.1

Contact:	Joel Yunis (212) 940-8666
FOR IMMEDIATE RELEASE
ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
CANCELLED ALL OUTSTANDING WARRANTS
New York, New York, June 20, 2007 — Atlantic Coast Entertainment Holdings, Inc. (the “Company”), today announced that, effective as of June 20, 2007, in accordance with the terms of the Warrant Agreement, dated July 22, 2004, by and between the Company and American Stock Transfer and Trust Company, as warrant agent, and the Notice, dated March 16, 2007, sent by the Company to the holders of all outstanding warrants (the “Warrants”) of the Company, exercisable for shares of common stock, $0.01 par value per share, of the Company, any and all Warrants which were not exercised prior to 5:00 p.m., New York City time, on June 20, 2007 were cancelled and are no longer exercisable.
This press release is for informational purpose only. This press release may contain statements that are forward-looking. Such forward looking statements involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. For information regarding the Company and risks applicable to its business, please review the filings of the Company with the Securities and Exchange Commission, including the reports on Forms 10-K and 10-Q.